Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 31, 2022, relating to the consolidated financial statements of Global Crossing Airlines Group Inc. for the years ended December 31, 2021 and 2020.

/s/ Rosenberg Rich Baker Berman P.A.

Somerset, New Jersey

May 6, 2022